UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 23, 2026	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706-663-8744)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 20, 2026, Parks! America, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on February 27, 2026, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 753,577 shares of Common Stock issued and outstanding, each share being entitled to one vote. At the Annual Meeting, the holders of 403,308 shares of the Company’s Common Stock, or approximately 53.52% of the outstanding Common Stock, were represented in person or by proxy, and, therefore, a quorum was present.

At the Annual Meeting, the Company’s stockholders voted on the following matters:

1.	Proposal 1: Elect four (4) nominees to serve on the Board, each for a term of one (1) year or until his successor is duly elected and qualified;

The results of the vote were as follows:

Nominees for Director	For	Abstain
Geoffrey Gannon	391,875	2,518
Andrew Kuhn	391,895	2,498
Jacob McDonough	391,895	2,498
Matthew Hansen	391,943	2,450

Accordingly, Geoffrey Gannon, Andrew Kuhn, Jacob McDonough, and Matthew Hansen are duly elected.

2.	Proposal 2: Ratify GBQ LLC as the Company’s independent registered accountants for the fiscal year ending September 27, 2026;

The results of the vote were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
401,222	1,505	581	8,915

3.	Proposal 3: Approve, by a non-binding advisory vote, executive compensation;

The results of the vote were as follows:

Votes For	Votes Against	Abstain
389,584	4,623	186

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026

PARKS! AMERICA, INC.

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer

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